Exhibit 5.1

We, Swedish law firm Setterwalls Advokatbyrå AB, have acted as Swedish legal advisers to Eco Wave Power Global AB (the “Company”) with respect to certain matters of Swedish law in connection with the registration statement on Form 6-K filed with the United States Securities and Exchange Commission (the “SEC”) on 11 December 2024 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering of (i) 291,000 American Depositary Shares (the “ADSs”), each representing eight (8) of the common shares, no par value (the “Common Shares”) and (ii) 9,000 pre-funded warrants to purchase ADSs, representing 72,000 Common Shares, in the aggregate representing 2,400,000 Common Shares (the “Offering”). This legal opinion is delivered to you pursuant to the Company’s request.

For the purpose of this opinion (the “Opinion”) we have examined the following documents:

i.	copies of the Registration Statement;

ii.	a registration certificate (Sw. registreringsbevis) of the Company issued by the Swedish Companies Registration Office (the “SCRO”) on 12 December 2024;

iii.	the articles of association (Sw. bolagsordning) of the Company, adopted on the annual general meeting on 27 June 2024;

iv.	the minutes of meeting with the board of directors in the Company, held on held on 10 December 2024, approving, inter alia, the filing of prospectus supplement to the Form F-3 and the share issue.

v.	the minutes of the annual general meeting in the Company held on 27 June 2024.

We have examined and relied without investigation as to matters of fact upon the Report of Foreign Private Issuer and the exhibits thereto, including such certificates and statements of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Report of Foreign Private Issuer under the Securities Act, we are of the opinion that:

1.	The Company is a public limited liability company (Sw. publikt aktiebolag) registered and validly existing under Swedish law.

2.	The registered share capital of the Company, as of the date of this Opinion, is SEK 935,896.88 divided into 46,794,844 common shares with a quota value of SEK 0.02 (the “Existing Shares”). The Existing Shares have been validly authorized and constitute valid and fully paid shares.

3.	The Common Shares have been duly authorized and are legally issued, fully paid and non-assessable.

4.	The board of directors of the Company has on 10 December 2024 decided to authorize the issue of 2,400,000 Common Shares in the Offering (the “New Shares”). The issue of the New Shares has been duly authorized and each New Share are validly issued, allotted, fully paid and non-assessable.

We are members of the Swedish Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Sweden.

This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

We hereby consent to the filing of this opinion incorporated by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement and Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder or Item 509 of Regulation S-K under the Securities Act, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully,

Setterwalls Advokatbyrå AB

/s/ Marcus Nivinger	/s/ Axel Helle

Stockholm, 11 December 2024

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